                                                                   EXHIBIT 99.1


INVESTOR RELATIONS CONTACT:                             MEDIA RELATIONS CONTACT:
Neil Yekell                                             Arch Currid
(713) 918-4233                                          (713) 918-3236
neil_yekell@bmc.com                                     arch_currid@bmc.com

              BMC SOFTWARE REPORTS FIRST QUARTER FINANCIAL RESULTS

     HOUSTON -- (July 27, 2004) -- BMC Software, Inc. [NYSE: BMC] today announced financial results for its fiscal 2005 first quarter ended June 30, 2004.

      BMC Software's net earnings excluding special items for the first quarter of fiscal 2005 were $32.1 million, or $0.14 per diluted common share, which compares to $0.03 a year ago and the Company's revised guidance range of $0.11 to $0.14 provided earlier this month. The fiscal 2005 first quarter net earnings on a GAAP basis were $51.8 million, or $0.23 per share, which compares to a net loss of $6.1 million, or a loss of $0.03 per share, in the first quarter of fiscal 2004. Included in the financial tables is a reconciliation of results excluding special items and GAAP results.

      Total revenues in the first quarter of fiscal 2005 were $326.0 million, an increase of 5 percent compared to the first quarter of fiscal 2004, and was within the Company's revised guidance of $318.0 million to $328.0 million provided earlier this month. Operating expenses, excluding special items, were $299.0 million, compared to $321.5 million in the same quarter of fiscal 2004.

      "The first quarter presented a challenging revenue environment for our industry and for BMC. While disappointed with our revenue performance, which was in part due to weakness in the United States, I was pleased with our expense controls and improved operating margins in the quarter," said Bob Beauchamp, president and CEO, BMC Software.

      BMC Software maintained its strong financial position with cash flow from operations in the quarter of $90.1 million. The cash and marketable securities balance was $1.2 billion, and the total deferred revenue balance was $1.39 billion.

     BMC Software continued its stock repurchase program by spending $20.0 million to repurchase approximately 1.2 million shares during the first fiscal quarter. Approximately $287 million remains in this program.

     License bookings in the first quarter of fiscal 2005 were $83.6 million, a decrease of 20 percent compared to the first quarter of fiscal 2004. The following table illustrates license bookings:

Software First Quarter Results /Page 2

                   FIRST QUARTER FY05 BUSINESS SEGMENT RESULTS

                                                       NET CHANGE TO
                                                         DEFERRED                    LICENSE BOOKINGS
                                          LICENSE         LICENSE        LICENSE     PERCENT GROWTH
($ IN MILLIONS)                           REVENUES       REVENUES        BOOKINGS*     VS. Q1FY04
                                        ------------   -------------   ------------  ----------------
   Data Management - D/S                         9.6             --             9.6              2%
   Data Management - MF                         27.3          (10.8)           16.5            (28)%
                                        ------------   ------------    ------------

Enterprise Data Management                      36.9          (10.8)           26.1            (20)%
                                        ------------   ------------    ------------
   Scheduling & Output Mgmt                      8.8            0.1             8.9            (44)%
   MAINVIEW(R)                                   7.5           (2.1)            5.4            (50)%
   PATROL(R)                                    17.9           (1.7)           16.2            (33)%
                                        ------------   ------------    ------------
Enterprise Systems Management                   34.2           (3.7)           30.5            (40)%
                                        ------------   ------------    ------------
Remedy(R)                                       28.3           (1.6)           26.7             32%
                                        ------------   ------------    ------------
Security & Other                                 0.9           (0.6)            0.3            (63)%
                                        ------------   ------------    ------------
TOTAL BMC                                      100.3          (16.7)           83.6            (20)%
                                        ============   ============    ============

*License bookings measure the value of new license contracts signed during the quarter, including both the amount that goes to the income statement and the amount that goes to the deferred license revenue account on the balance sheet. License bookings can be calculated by adding license revenues to the net change in the deferred license revenue balance.

     SECOND QUARTER AND FISCAL 2005 GUIDANCE

     The Company expects second quarter revenues to be in the $340 to $355 million range and expects second quarter earnings per share excluding special items to be in the $0.12 to $0.16 range. These expectations include an estimated $10 million in revenues and a negative earnings per share impact of one cent related to the recent acquisition of Marimba. Second quarter estimates do not include an estimated $0.05 per share of amortization of acquired technology and intangibles, exclusive of the Marimba acquisition.

     The Company expects fiscal 2005 revenues to be in the $1.46 to $1.49 billion range and expects fiscal 2005 earnings per share excluding special items to be in the $0.64 to $0.74 range. These expectations include an estimated $30 million in revenues and a negative earnings per share impact of two cents related to the recent acquisition of Marimba. Fiscal 2005 estimates do not include an estimated $0.20 per share of amortization of acquired technology and intangibles, exclusive of the Marimba acquisition.

Software First Quarter Results /Page 3


     BMC Software expects cash flow from operations for fiscal 2005 to be over $400 million, which is unchanged from prior expectations.

     A CONFERENCE CALL TO DISCUSS FIRST QUARTER RESULTS IS SCHEDULED FOR JULY 27, 2004 AT 11:00 A.M. CENTRAL TIME. THOSE INTERESTED IN PARTICIPATING MAY CALL
(719) 457-2633 AND USE THE PASSCODE BMC. TO ACCESS A REPLAY OF THE CONFERENCE CALL, WHICH WILL BE AVAILABLE FOR ONE WEEK, DIAL (719) 457-0820 AND USE THE PASSCODE BMC. A LIVE WEBCAST OF THE CONFERENCE CALL AND PRESENTATION WILL BE AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.BMC.COM/INVESTORS. A REPLAY OF THE WEBCAST WILL BE AVAILABLE WITHIN 24 HOURS AND ARCHIVED ON THE WEBSITE FOR 90 DAYS.

     NON-GAAP FINANCIAL MEASURES

     This press release includes financial measures for net earnings, earnings per share (EPS) and operating expenses that exclude certain charges and, therefore, have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included with the financial tables accompanying this press release. BMC Software has provided these non-GAAP measures in its press releases reporting historical financial results because the Company believes these measures provide a consistent basis for comparison between quarters, as they are not influenced by certain non-cash or non-recurring expenses and are therefore useful to investors in helping them understand the financial condition of BMC Software by focusing on the performance of its core operations. Management uses these non-GAAP financial measures internally to evaluate the Company's performance and as a key variable in determining management compensation. These non-GAAP measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

     ABOUT BMC SOFTWARE

     BMC Software, Inc. [NYSE:BMC] is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service management. Founded in 1980, BMC Software has offices worldwide and

Software First Quarter Results /Page 4

fiscal 2004 revenues of more than $1.4 billion. For more information about BMC Software, visit www.bmc.com.

     This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate," "expect," "estimate" and "guidance" are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the results indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software's operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software's earnings; 4) growth in BMC Software's mainframe revenues is dependent on demand for significant additional mainframe MIPS capacity; 5) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 6) new software products and product strategies may not be timely introduced or successfully adopted; 7) BMC Software's quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; 8) BMC Software's effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the Company's earnings; and 9) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2004 and other filings with the SEC. BMC Software undertakes no obligation to update information contained in this release.

                                       ###

BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. All other trademarks or registered trademarks belong to their respective companies.
(C) 2004, BMC Software, Inc. All rights reserved.

BMC Software Reports First Quarter Results
Page 5





                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)



                                                             Three Months Ended
                                                                   June 30,
                                                             ------------------
                                                              Fiscal     Fiscal    Percentage     Fiscal    Fiscal
                                                               2004       2005       Change        2004      2005
                                                             -------    -------    ----------     ------    ------

                                                             In millions, except                     Percentage
                                                                per share data)                      of Sales
Revenues:
        License                                              $ 107.6    $ 100.3        -7%          34.7%     30.8%
        Maintenance                                            183.5      204.8        12%          59.2%     62.8%
        Professional services                                   18.8       20.9        11%           6.1%      6.4%
                                                             -------    -------                    -----     -----
              Total revenues                                   309.9      326.0         5%         100.0%    100.0%
                                                             -------    -------                    -----     -----

Selling and marketing expenses                                 137.9      124.7       -10%          44.5%     38.3%
Research and development expenses                              127.3      109.3       -14%          41.1%     33.5%
Cost of professional services                                   19.0       20.5         8%           6.1%      6.3%
General and administrative expenses                             37.3       42.7        14%          12.0%     13.1%
Amortization of acquired technology & intangibles               15.6       16.1         3%           5.0%      4.9%
                                                             -------    -------                    -----     -----
              Total operating expenses                         337.1      313.3        -7%         108.8%     96.1%
                                                             -------    -------                    -----     -----
              Operating loss                                   (27.2)      12.7        n/m          -8.8%      3.9%
Other income, net                                               20.8       17.6       -15%           6.7%      5.4%
                                                             -------    -------                    -----     -----
              Earnings (loss) before income taxes               (6.4)      30.3        n/m          -2.1%      9.3%
Income tax provision (benefit)                                  (0.3)     (21.5)       n/m          -0.1%     -6.6%
                                                             -------    -------                    -----     -----
              Net earnings (loss)                            $  (6.1)   $  51.8        n/m          -2.0%     15.9%
                                                             =======    =======                    =====     =====

Diluted earnings (loss) per share                            $ (0.03)   $  0.23        n/m
                                                             =======    =======

Shares used in computing diluted earnings (loss)
   per share                                                   229.6      225.1       -2%
                                                             =======    =======

BMC Software Reports First Quarter Results
Page 6

                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                      March 31,       June 30,
                                                        2004            2004
                                                     ------------   ------------
                                                                    (Unaudited)
                                                           (in millions)
Current Assets:
       Cash and cash equivalents                     $      612.3    $     789.2 (a)
       Marketable securities                                296.6          169.8 (a)
       Trade accounts receivable, net                       172.6          120.7
       Current trade finance receivables, net               175.5          146.0
       Other current assets                                 167.9          169.5
                                                     ------------   ------------
            Total current assets                          1,424.9        1,395.2

Property and equipment, net                                 396.0          399.9
Software development costs and related assets, net          138.9          133.7
Long-term marketable securities                             304.1          277.4 (a)
Long-term finance receivables, net                          158.7          122.8
Acquired technology, goodwill and intangibles, net          520.1          507.8
Other long-term assets                                      102.1          105.3
                                                     ------------   ------------

                                                     $    3,044.8   $    2,942.1
                                                     ============   ============

Current liabilities:
       Accounts payable and accrued liabilities      $      318.5   $      204.1
       Current portion of deferred revenue                  668.4          663.1
                                                     ------------   ------------
            Total current liabilities                       986.9          867.2

Long-term deferred revenue                                  733.2          731.5
Other long-term liabilities                                 109.5           97.5

Total stockholders' equity                                1,215.2        1,245.9
                                                     ------------   ------------

                                                     $    3,044.8   $    2,942.1
                                                     ============   ============




(a) Total cash and marketable securities are $1,236.4 at June 30, 2004.

BMC Software Reports First Quarter Results
Page 7



                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                                   Three Months Ended
                                                                                        June 30,
                                                                             ----------------------------
                                                                                Fiscal           Fiscal
                                                                                 2004             2005
                                                                             ------------    ------------

                                                                                  (In millions, except
                                                                                      per share data)
Cash flows from operating activities:
 Net earnings (loss)                                                         $       (6.1)   $       51.8
 Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
      Depreciation and amortization                                                  57.7            49.5
      (Gain) loss on marketable securities                                            0.8             2.1
      Earned portion of restricted stock compensation                                 0.6             0.3
      Release of tax accrual                                                           --           (30.0)
      (Increase) decrease in finance receivables                                     91.3            65.9
      Increase (decrease) in payable to third-party financing institutions
         for finance receivables                                                    (35.1)          (18.3)
      Net change in trade receivables, payables, deferred revenue and
         other components of working capital                                         14.8           (31.2)
                                                                             ------------    ------------
          Net cash provided by operating activities                                 124.0            90.1
                                                                             ------------    ------------

Cash flows from investing activities:
 Cash paid for technology acquisitions and other investments,
  net of cash acquired                                                               (6.1)           (5.5)
 Adjustment of cash paid for Remedy acquisition                                       7.2              --
 Return of capital for cost-basis investments                                          --             0.7
 Purchases of marketable securities                                                (163.2)           (5.1)
 Maturities of/proceeds from sales of marketable securities                          49.1           146.4
 Purchases of property and equipment                                                (12.7)          (16.8)
 Capitalization of software development costs and related assets                    (15.0)          (14.2)
                                                                             ------------    ------------
          Net cash used in investing activities                                    (140.7)          105.5
                                                                             ------------    ------------

Cash flows from financing activities:
 Payments on capital leases                                                            --            (1.0)
 Stock options exercised and other                                                    1.3             4.9
 Treasury stock acquired                                                            (60.0)          (20.0)
                                                                             ------------    ------------
          Net cash used in financing activities                                     (58.7)          (16.1)
                                                                             ------------    ------------
Effect of exchange rate changes on cash                                               3.4            (2.6)
                                                                             ------------    ------------
Net change in cash and cash equivalents                                             (72.0)          176.9
Cash and cash equivalents, beginning of period                                      500.1           612.3
                                                                             ------------    ------------
Cash and cash equivalents, end of period                                     $      428.1    $      789.2
                                                                             ============    ============

BMC Software Reports First Quarter Results
Page 8


                       BMC SOFTWARE, INC. AND SUBSIDIARIES
                SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2004

                                  (UNAUDITED)


                                                                               Special              Before
                                                              As Reported       Items             Special Items
                                                              ------------    ------------        -------------

                                                                     (In millions, except per share data)
Revenues:
        License                                               $      100.3    $         --         $      100.3
        Maintenance                                                  204.8              --                204.8
        Professional services                                         20.9              --                 20.9
                                                              ------------    ------------         ------------
              Total revenues                                         326.0              --                326.0
                                                              ------------    ------------         ------------

Selling and marketing expenses                                       124.7            (0.7) (a)           124.0
Research and development expenses                                    109.3             2.5  (a)           111.8
Cost of professional services                                         20.5              --                 20.5
General and administrative expenses                                   42.7              --                 42.7
Amortization of acquired technology & intangibles                     16.1           (16.1) (b)              --
                                                              ------------    ------------         ------------
              Total operating expenses                               313.3           (14.3)               299.0
                                                              ------------    ------------         ------------
              Operating loss                                          12.7            14.3                 27.0
Other income, net                                                     17.6              --                 17.6
                                                              ------------    ------------         ------------
              Earnings (loss) before income taxes                     30.3            14.3                 44.6
Income tax provision (benefit)                                       (21.5)           34.0  (c,d)          12.5
                                                              ------------    ------------         ------------
              Net earnings (loss)                             $       51.8    $      (19.7)        $       32.1
                                                              ============    ============         ============

Diluted earnings (loss) per share                             $       0.23    $      (0.09)        $       0.14
                                                              ============    ============         ============

Shares used in computing diluted earnings (loss) per share           225.1           225.1                225.1
                                                              ============    ============         ============

(a)  Changes in estimates related to real estate exit costs                   $        1.8

(b)  Amortization of acquired technology & intangibles                        $      (16.1)

(c)  Release of tax accrual related to IRS settlement                         $       30.0

(d)  Tax effect of special items                                              $        4.0